SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            MS STRUCTURED ASSET CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                          13-4026700
(State of Incorporation or Organization)                       (I.R.S. Employer
                                                             Identification no.)
             1585 Broadway
              New York, NY                                          10036
(Address of Principal Executive Offices)                          (Zip Code)


If this form relates to the             If this form relates to the
registration of a class of              registration of a class of
securities pursuant to Section          securities pursuant to Section
12(b) of the Exchange Act and is        12(g) of the Exchange Act and is
effective pursuant to General           effective pursuant to General
Instruction A.(c), please check the     Instruction A.(d), please check the
following box. |X|                      following box. |_|


Securities Act registration statement file number to which this form
relates:   333-64879
        (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                     Name of Each Exchange on
           Title of Each Class                               Which
           to be so Registered                    Each Class is to be Registered
           -------------------                    ------------------------------

SATURNS Dow Chemical Company Debenture                New York Stock Exchange
  Backed Series 2003-4 Callable Units

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.    Description of Registrant's Securities to be Registered.

                  For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 44 through 63 of the Registrant's Prospectus, dated March 5, 2003 (Registration No. 333-101155), as supplemented by the information under the headings "Summary, "Risk Factors" and "Description of the Units" on pages S-3 through S-7, S-8 through S-10 and S-23 through S-25, respectively, of the Registrant's related Prospectus Supplement, dated March 18, 2003, which information is incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2.    Exhibits.

                  None.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 19, 2003

                                                     MS STRUCTURED ASSET CORP.
                                                     (Registrant)


                                                     By: /s/ John Kehoe
                                                         -----------------------
                                                         Name:  John Kehoe
                                                         Title: Vice President